ANI Pharmaceuticals Updates 2016 Financial Guidance

BAUDETTE, Minn., April 4, 2016 /PRNewswire/ -- As a result of the close of the acquisition of the Inderal® LA assets from Cranford Pharmaceuticals, ANI Pharmaceuticals, Inc. ("ANI") (Nasdaq: ANIP) today issued revised financial guidance for 2016.

	Revised Guidance	Original Guidance
Net Revenues	$119 million to $134 million	$105 million to $120 million
Adjusted non-GAAP EBITDA	$55 million to $63 million	$45 million to $53 million
Adjusted non-GAAP Net Income Per Diluted Share	$3.54 to $3.91	$2.94 to $3.31

Arthur S. Przybyl, ANI's President and CEO stated, "The close of this transaction to acquire Inderal LA and Propranolol ER kicks off a busy and exciting second quarter for ANI. In total, we expect to launch seven products over this time frame including Inderal LA and Propranolol ER capsules, hydrocortisone cream 1% and 2.5% for rectal use, a previously unannounced authorized generic product, our generic anti-cancer product (pending FDA approval) and fenofibrate 50mg and 150mg capsules in the ANI label. These seven products have a combined market value of $342M on a trailing twelve month basis, per IMS Health."

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Non-GAAP Financial Measures

Certain elements of the Company's fiscal 2016 guidance have been provided on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. Because a reconciliation is not available without unreasonable effort, it is not included in this release.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company's future operations, products financial position, operating results and prospects , the Company's pipeline or potential markets therefor, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; increased competition; acquisitions; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:

Investor Relations
IR@anipharmaceuticals.com